   As filed with the Securities and Exchange Commission on February 12, 2001
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                   ADVANCED AERODYNAMICS AND STRUCTURES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                  95-4257380
 (STATE OR OTHER JURISDICTION OF                   (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

             3205 Lakewood Boulevard, Long Beach, California 90808
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                                 (562) 938-8618
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

                                  Carl L. Chen
                      Chairman and Chief Executive Officer
                              3205 Lakewood Blvd.
                              Long Beach, CA 90808

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ---------------------

                          COPIES OF COMMUNICATIONS TO:
                             OTTO E. SORENSEN, ESQ.
                     LUCE, FORWARD, HAMILTON & SCRIPPS LLP
                         600 WEST BROADWAY, SUITE 2600
                          SAN DIEGO, CALIFORNIA 92101
                                 (619) 699-2534
                             ---------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [_]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [X] 333-36450

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
  Title of Each
     Class of                              Proposed Maximum      Proposed Maximum
 Securities to be      Amount to be        Offering Price          Aggregate               Amount of
    Registered          Registered            Per Unit           Offering Price        Registration Fee
---------------------------------------------------------------------------------------------------------
Class A                    20,268,303             $0.33595/(2)/   $6,809,136.40            $1,702.28
Common /(1)/ Stock
---------------------------------------------------------------------------------------------------------

(1) Issuable upon the conversion of Series A Preferred Stock. Also registered hereunder are an indeterminate number of additional shares of Class A Common Stock which may become issuable by virtue of anti-dilution provisions of the Series A Preferred Stock.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), based on the average of the high and low prices of the Registrant's common stock as reported by the NASDAQ National Market System for February 6, 2001.

                             EXPLANATORY STATEMENT

     This registration statement is being filed with respect to the registration of additional shares of Class A Common Stock (the "Common Stock") of Advanced Aerodynamics Structures, Inc., a Delaware corporation (the "Company") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") and pursuant to General Instruction IV to Form S-3. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the Company's registration statement on Form S-3 (Reg. No. 333-36450) which was declared effective by the Securities and Exchange Commission on May 30, 2000. Pursuant to Rule 429 under the Securities Act, the securities registered in Registration Number 333-36450 may be offered and sold together with the securities registered hereunder through the use of the combined prospectus included in Registration Number 333-36450.

                                    EXHIBITS

Exhibit No.  Description
-----------  -----------

5.1 Form of Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of securities being offered

23.1         Consent of Ernst & Young LLP

23.2         Consent of Luce, Luce, Forward, Hamilton & Scripps LLP (included in
             Exhibit 5.1)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on February 12, 2001.


                                        ADVANCED AERODYNAMICS &
                                        STRUCTURES, INC.


                                        By:  /s/ Carl L. Chen
                                            ------------------------------------
                                            Carl L. Chen, President


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature                                                Title                         Date
-----------                                              -----                         -----
/s/ Carl L. Chen                       President, Chief Executive Officer, and    2/12/01
------------------------------------   Chairman of the Board
Carl L. Chen

/s/ David M. Turner                    Vice President - Finance and Chief         2/12/01
------------------------------------   Financial Officer
Dave Turner

/s/ C.M. Cheng                         Director                                   2/12/01
------------------------------------
C.M. Cheng

/s/ Jim Lovell                         Director                                   2/12/01
------------------------------------
Jim Lovell

/s/ S.B. Lai                           Director                                   2/12/01
------------------------------------
S.B. Lai

                                 EXHIBITS INDEX

 5.1 Form of Opinion of Luce, Forward, Hamilton & Scripps LLP as to legality of securities being offered

 23.1     Consent of Ernst & Young LLP

 23.2     Consent of Luce, Luce, Forward, Hamilton & Scripps LLP (included in
          Exhibit 5.1)